UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2023

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2023, the Board of Directors (the “Board”), upon the recommendation of its Compensation and Nominating Committee (the “Committee”), of Avangrid, Inc. (the “Corporation”) adopted the Corporation’s 2023 – 2025 Long-Term Incentive Plan (“LTIP”) pursuant to the Corporation’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”) approved by the shareholders of the Corporation. The LTIP is designed to align the interests of executives and key employees with the Corporation’s shareholders and motivate sustained performance over the long term by promoting the achievement of the Corporation’s key strategic business, environmental, social and governance goals. Under the LTIP, performance stock units are earned at the end of the three-year performance period measured from January 1, 2023 through December 31, 2025 to the extent that the Corporation has met the performance objectives established by Committee. Earned performance stock units are then paid in the Corporation’s common shares over an additional three-year retention period, provided the grantee remains employed by the Corporation or any affiliate through the applicable payment date or is separated from service due to death, disability or retirement.

The Corporation’s performance will be assessed on the basis of the following financial, business and sustainable development performance objectives:

Weight	Objective	Threshold (0%)	Maximum (100%)
30%	Adjusted Net Income (1)	2025 Budget - 10%	2025 Budget
20%	Relative total shareholder return compared to peers within the S&P Utility Index	Index - 5%	Index + 5%
20%	Solid Investment Grade Credit Ratings	Two agencies <BBB+ or Baa1	Two agencies BBB+ or Baa1
10%	Reduction of specific CO2 emissions intensity (2)	10% reduction	35% reduction
10%	Purchasing from sustainable suppliers (3)	10%	15%
10%	Women in executive positions	≤ 4%	> 5%

(1)

For purposes of this performance objective, “adjusted net income” is defined as the Corporation’s net income with certain adjustments to reflect extraordinary or non-recurring items and mark-to-market and includes certain assumptions related to the proposed transaction with PNM Resources, Inc. The actual adjusted net income for the year ending December 31, 2025 will be compared against the Corporation’s 2025 budgeted adjusted net income.

(2)

For purposes of this performance objective, “reduction of specific CO2 emissions intensity” will be measured based on a comparison of the Corporation’s emissions intensity associated with generation at December 31, 2025, against the Corporation’s emission intensity associated with generation at December 31, 2015.

(3)

For purposes of this performance objective, “purchasing from sustainable suppliers” will be measured based on a comparison of the percentage of the total percentage of strategic suppliers that apply sustainable policies and practices at December 31, 2025, as compared to December 31, 2022.

A summary of all outstanding performance stock unit grants made under the LTIP to certain executive officers of the Corporation including the following “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended (“NEOs”), is as follows:

Name	Performance Share Units
Pedro Azagra Blázquez	250,000
Patricia Cosgel	40,000
Catherine Stempien	75,000
Jose Antonio Miranda Soto	60,000
R. Scott Mahoney	42,000

In addition, on April 12, 2023, the Board, upon the recommendation of the Committee, approved an increase in the maximum opportunity level for the 2023 performance year under the Amended and Restated Executive Variable Pay Plan, the Corporation’s annual cash incentive plan, for certain executive officers including the following “named executive officers” of the Corporation as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended:

Name	2022 Maximum Opportunity Level (% of base salary)	2023 Maximum Opportunity Level (% of base salary)
Patricia Cosgel	100%	110%
Jose Antonio Miranda Soto	120%	130%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: April 18, 2023

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